Exhibit 10.15

ADDENDUM
to
PREFERRED STOCK PURCHASE AGREEMENT

This ADDENDUM TO PREFERRED STOCK PURCHASE AGREEMENT (this “Addendum”), dated and effective as of June 1, 2005, is by and among Trulite, Inc., a Delaware corporation (the “Company”), Contango Contango Partners, L.P., a Delaware limited partnership (“Investor”), J. Kevin Shurtleff and Andrew J. Nielson.

W I T N E S S E T H:

WHEREAS, the Company, Trulite Energy Partners, L.P., J. Kevin Shurtleff and Andrew J. Nielson entered into a Preferred Stock Purchase Agreement dated and effective as of July 26, 2004 (the “Purchase Agreement”);

WHEREAS, on February 2, 2005, Trulite Energy Partners, L.P. was merged with and into Investor;

WHEREAS, pursuant to Section 11.5 of the Purchase Agreement, the Purchase Agreement may be amended with the consent of the Company, Investor and Messrs. Shurtleff and Nielson;

WHEREAS, the Company, Investor and Messrs. Shurtleff and Nielson desire to enter into this Addendum pursuant to which Investor shall buy an additional 934,725 shares of Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”); and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

NOW, THEREFORE, the parties agree as follows:

1.  Purchase of Series A Preferred Stock.

(a) The Company has authorized the issuance and sale to Investor of 934,725 shares of Series A Preferred Stock, in exchange for aggregate cash consideration of $750,000.

(b) On the date hereof, Investor shall purchase from the Company, and the Company shall issue and sell to Investor, 934,725 shares of Series A Preferred Stock in exchange for $750,000.

(c) On the date hereof, the Company shall deliver to Investor 934,725 shares of Series A Preferred Stock registered in the name of Investor, free and clear of any Lien, and Investor shall wire in same day funds $750,000 to such account as the Company may specify.

2.  Acknowledgement. Each of the Company and Messrs. Shurtleff and Nielsen hereby acknowledge and agree that as of the effective date of the merger of Trulite Energy Partners, L.P. with and into Investor, Investor has been a party to the Purchase Agreement, Co-Sale Agreement, and Investor’s Rights Agreement as successor in interest thereto as a result of the merger with Trulite Energy Partners, L.P., and has enjoyed, and shall continue to enjoy, all the rights and benefits of Trulite Energy Partners, L.P. granted thereunder.

3.  Representations and Warranties. Except as otherwise disclosed in writing to the Company or Investor, as the case may be, all of the representations and warranties of the Company and the Principal Stockholders and the Investors under the Purchase Agreement are true and correct as of the date hereof as if made on the date hereof.

4.  Applicable Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the substantive laws of the State of Texas.

5.  Extent of Amendments and References. Except as otherwise expressly provided herein, the Purchase Agreement and the other agreements referred to therein are not amended, modified or affected by this Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Purchase Agreement are herein ratified and confirmed and shall remain in full force and effect. From and after the effectiveness of this Addendum, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and terms of like import, when used herein or in the Purchase Agreement shall, except where the context otherwise requires, refer to the Purchase Agreement, as amended by this Addendum.

6.  Entire Agreement. This Addendum contains the entire agreement of the parties concerning the subject matter hereof. In the event of irreconcilable conflict between this Addendum and the other documents contemplated hereby, the provisions of this Addendum shall control.

7.   Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Addendum.

[Signatures are on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by its duly authorized officers as of the date first written above.

TRULITE, INC.

By:	/s/ John Sifonis
John Sifonis
President and Chief Executive Officer

CONTANGO CAPITAL PARTNERS, L.P.

By:	Contango Capital Partnership Management, LLC, its general partner

William J. Berger
President and Chief Executive Officer